Exhibit 99.1

Centex Corporation 2728 N. Harwood Dallas, Texas 75201-1516 P.O. Box 199000 Dallas, Texas 75219-9000
news release

For additional information, please contact:
Matthew G. Moyer – Vice President, Investor Relations
David Webster – Vice President, Corporate Communications
214.981.5000

CENTEX REPORTS FOURTH-QUARTER AND FISCAL-YEAR RESULTS

DALLAS, May 5, 2009 — Centex Corporation (NYSE: CTX) today reported financial results for its fiscal fourth quarter and fiscal year ended Mar. 31, 2009.

Highlights of the quarter ended Mar. 31, 2009 (compared to last year’s fourth quarter):
●	Loss from continuing operations of $3.26 per diluted share
●	Generated positive cash flow from operations
●	Mar. 31 cash and cash equivalents balance of $1.77 billion, up from $638 million
●	Reduced homebuilding SG&A expenses by 49% or $129 million

Highlights of fiscal year 2009 (compared to fiscal year 2008):
●	Total revenues decreased 54% to $3.83 billion
●	Loss from continuing operations of $11.58 per diluted share
●	Home closings decreased 47% to 14,434
●	Reduced total owned and controlled lot count by 27% to 64,334 lots

“Housing markets remained challenged throughout the quarter, with the positives of historic affordability and low interest rates offset by rising foreclosures and high resale inventories.  In this environment, Centex achieved a steady sales pace and maintained a consistent, healthy backlog.  We are well-positioned in areas of relative strength:  Centex serves the first-time and first move-up homebuyer, we have a meaningful presence in relatively healthy housing markets and approximately half of our active lot position is fully developed.  We generated positive cash flow from operations for the seventh straight quarter, ending with $1.77 billion in cash and cash equivalents on hand,” said Timothy R. Eller, chairman and CEO of Centex.  “Additionally, the previously announced combination with Pulte continues to progress as expected, and we still anticipate the closing to be in the third calendar quarter of this year.”

Corporate Results

Fiscal fourth-quarter revenues were $823 million, 64% lower than the same quarter last year. The loss from continuing operations for the fourth quarter was $406 million, or a loss of $3.26 per diluted share, narrower than last year’s fourth-quarter loss of $908 million, or $7.34 per diluted share. Included in the fiscal fourth-quarter loss from continuing operations are $352 million of impairments and land-related charges, including the Company’s share of joint venture impairments, compared to $362 million of impairments and other land-related charges in last year’s fourth quarter.  The fiscal fourth quarter’s loss also includes $38 million of severance and lease abandonment charges.

Fiscal year 2009’s revenues were $3.83 billion, 54% lower than the $8.28 billion recorded in fiscal year 2008.  The loss from continuing operations for fiscal year 2009 was $1.44 billion, or a loss of $11.58 per diluted share. The operating loss was primarily the result of $1.12 billion of impairments and write-offs recorded during the fiscal year.  The 2009 fiscal year loss also includes $81 million of severance and lease abandonment charges.  For fiscal year 2008, the loss from continuing operations was $2.66 billion or a loss of $21.71 per diluted share.

Home Building

Fiscal fourth-quarter revenues were $791 million, 65% lower than the same quarter last year, as a result of a 54% decrease in closings to 3,293 homes and an 11% decrease in average sales price to $238,283. Home building reported an operating loss of $407 million for the quarter, narrower than last year’s fourth-quarter loss of $850 million. The operating loss includes $352 million of impairments and write-offs.

Housing operating losses (housing revenues less housing cost of sales and SG&A) were $54 million this quarter, compared to a loss of $112 million in the previous year’s fourth quarter, reflective of a 200 bps improvement in housing gross margin and a 310 bps increase in SG&A costs as a percentage of housing revenues.  This year’s fourth quarter SG&A costs include $27 million of costs related to severance and lease abandonment charges.

For fiscal year 2009, home building revenues were $3.64 billion, 54% lower than last year. The reduction in revenues was a result of a 47% decrease in closings to 14,434 homes and a 10% decrease in average sales price to $247,900. The reported homebuilding operating loss was $1.25 billion for the fiscal year, narrower than last year’s loss of $2.60 billion.  The operating loss was primarily the result of $1.12 billion of impairments and write-offs recorded during the fiscal year.

Financial Services

Financial Services reported an operating loss of $7 million this quarter, narrowed from a loss of $39 million in last year’s fourth quarter. This quarter’s loss included a $10 million net increase in loan related reserves as well as $3 million in lease abandonment charges.  For the fiscal year 2009, the operating loss was $59 million, compared to a loss of $138 million last year.  This year’s operating loss includes $37 million in severance and lease abandonment charges as well as $39 million in loan reserves and other related provisions.

Non-GAAP Financial Measures

Explanations of non-GAAP financial measures used in this press release and the accompanying attachments, and reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures, are given in the applicable attachments.

Centex senior management will host a conference call to discuss the fourth-quarter financial results at 10 a.m. EDT (9 a.m. CDT) on Wednesday, May 6.  The live webcast may be accessed on the Investor Relations section of the Centex web site at http://ir.centex.com. A replay of the webcast and the presentation will be archived on the Investor Relations page under the “Presentations” link.

Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may include, but are not limited to, statements about the benefits of the proposed transaction, including future financial and operating results, and the combined company’s plans, objectives, expectations and intentions. These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: the ability to obtain regulatory approvals of the merger on the proposed terms and schedule contemplated by the parties; the failure of Centex’s stockholders to approve the merger agreement; the failure of Pulte’s shareholders to approve either the charter amendment or the issuance of shares in the merger; the possibility that the proposed transaction does not close, including due to the failure to satisfy the closing conditions; the possibility that the expected efficiencies and cost savings of the proposed transaction will not be realized, or will not be realized within the expected time period; the risk that the Pulte and Centex businesses will not be integrated successfully; disruption from the proposed transaction making it more difficult to maintain business and operational relationships; interest rate changes and the availability of mortgage financing; continued volatility in, and potential further deterioration of, the debt and equity markets; competition within the industries in which Pulte and Centex operate; the availability and cost of land and raw materials used by Pulte and Centex in their homebuilding operations; the availability and cost of insurance covering risks associated with Pulte’s and Centex’s businesses; shortages and the cost of labor; adverse weather conditions which may slowdown the construction of, or damage, new homes built by Pulte or Centex; slow growth initiatives and/or local building moratoria; the ability to utilize net operating losses, built-in losses and other tax credit carryforwards; governmental regulation, including the effects from the Emergency Economic Stabilization Act, the American Recovery and Reinvestment Act and the interpretation of tax, labor and environmental laws; changes in consumer confidence and preferences; terrorist acts and other acts of war; and other factors of national, regional and global scale, including those of a political, economic, business and competitive nature. See Pulte’s and Centex’s Annual Reports on Form 10-K and Annual Reports to Stockholders for the fiscal years ended December 31, 2008 and March 31, 2008, respectively, and other public filings with the Securities and Exchange Commission (the “SEC”) for a further discussion of these and other risks and uncertainties applicable to our businesses. Neither Pulte nor Centex undertakes any duty to update any forward-looking statement whether as a result of new information, future events or changes in our respective expectations.

Additional Information

In connection with the proposed transaction, Pulte has filed with the SEC a registration statement on Form S-4 that includes a preliminary joint proxy statement of Pulte and Centex that also constitutes a prospectus of Pulte. At the appropriate time, Pulte and Centex will mail the definitive joint proxy statement/prospectus to their respective shareholders. Before making any voting or investment decision, investors are urged to read the definitive joint proxy statement/prospectus when it becomes available because it will contain important information about the proposed transaction. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website at www.sec.gov, by accessing Pulte’s website at www.pulte.com under the heading “Investor Relations” and from Pulte by directing a request to Pulte Homes, Inc., 100 Bloomfield Hills Parkway Suite 300, Bloomfield Hills, Michigan 48304, Attention: Investor Relations, and by accessing Centex’s website at www.centex.com under the heading “Investors” and from Centex by directing a request to Centex Corporation Investor Relations, P.O. Box 199000, Dallas, Texas 75219-9000.

Pulte and Centex and their respective directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Pulte’s directors and executive officers in its definitive proxy statement filed with the SEC on April 7, 2009. You can find information about Centex’s directors and executive officers in its definitive proxy statement filed with the SEC on June 6, 2008. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. You can obtain free copies of these documents from Pulte and Centex using the contact information above.

Attachments:
(1) Revenues and Earnings by Lines of Business
(2) Condensed Consolidated Balance Sheet
(3) Home Building Segment Data
(4) Supplemental Home Building Data (non-GAAP reconciliation)

###

Attachment 1

Centex Corporation and Subsidiaries
Revenues and Earnings by Lines of Business
(Dollars in thousands, except per share data)

	Quarter Ended March 31,				Fiscal Year Ended March 31,
	(unaudited)				(unaudited)
	2009	2008 (C)	Change		2009	2008 (C)	Change

Revenues
Home Building (A)	$791,079	$2,245,226	(65%	)	$3,636,530	$7,695,614	(54%	)
Financial Services	32,136	69,079	(53%	)	190,000	309,948	(39%	)
Total	$823,215	$2,314,305	(64%	)	$3,826,530	$8,275,562	(54%	)

Operating Earnings (Loss)
Home Building (A)	$(407,182)	$(850,187)			$(1,246,925)	$(2,599,576)
Financial Services	(7,072)	(38,556)			(59,492)	(138,153)
Other	3,043	1,376			21,219	25,521
Total Operating Earnings (Loss)	(411,211)	(887,367)			(1,285,198)	(2,712,208)

Corporate General and Administrative Expenses	(36,100)	(36,937)			(188,857)	(154,308)
Interest Expense	(23,805)	(8,642)			(52,716)	(8,642)

Loss from Continuing Operations Before Income Taxes	(471,116)	(932,946)			(1,526,771)	(2,875,158)

Income Tax Benefit (B)	65,603	24,871			86,620	214,190

Loss from Continuing Operations	(405,513)	(908,075)			(1,440,151)	(2,660,968)

Earnings (Loss) from Discontinued Operations, net	2,754	(2,427)			51,397	3,486

Net Loss	$(402,759)	$(910,502)			$(1,388,754)	$(2,657,482)

Earnings (Loss) Per Share - Basic and Diluted
Continuing Operations	$(3.26)	$(7.34)			$(11.58)	$(21.71)
Discontinued Operations	0.02	(0.02)			0.41	0.03
Earnings (Loss) Per Share - Basic and Diluted	$(3.24)	$(7.36)			$(11.17)	$(21.68)

Average Shares Outstanding - Basic and Diluted	124,365,672	123,750,049			124,308,846	122,577,071

(A)	See Attachment 3 for detailed home building segment data.
(B)	Includes increases in the valuation allowance related to the deferred tax assets of $113,828, $330,000, $467,952, and $830,000, respectively.
(C)	Prior periods have been conformed to the current year presentation.

INTEREST ANALYSIS
		Quarter Ended March 31,		Fiscal Year Ended March 31,
		(unaudited)		(unaudited)
		2009	2008	2009	2008

Total Interest Incurred		$56,948	$59,317	$227,352	$285,960
Less	- Interest Capitalized	(31,288)	(44,569)	(162,589)	(222,938)
	- Financial Services' Interest Expense	(1,855)	(6,106)	(12,047)	(54,380)
Interest Expense, net		$23,805	$8,642	$52,716	$8,642

Capitalized Interest Charged to Home Building's Costs and Expenses		$50,363	$103,047	$170,162	$312,665

Attachment 2

Centex Corporation and Subsidiaries
Condensed Consolidated Balance Sheet
(Dollars in millions)
(unaudited)

BALANCE SHEET
	March 31,	March 31,
	2009	2008
Assets
Cash -
Unrestricted	$1,365	$587
Restricted	404	51
Receivables -
Residential Mortgage Loans, net	214	516
Other Receivables	375	824
Inventories -
Direct Construction	898	1,746
Land Under Development	1,792	2,883
Land Held for Development and Sale	471	558
Land Held Under Option Agreements not Owned	108	148
Other	21	27
Investments	136	207
Property and Equipment, net	25	78
Goodwill	10	52
Deferred Tax Asset, Net of Valuation Allowance of $1,292 and $830	—	191
Deferred Charges and Other Assets	99	172
Assets of Discontinued Operations	—	97
	$5,918	$8,137

Liabilities and Stockholders' Equity
Accounts Payable and Accrued Liabilities	$1,715	$2,064
Senior Notes and Other	3,105	3,325
Financial Services Debt Secured by Mortgage Loans	119	337
Liabilities of Discontinued Operations	—	34
Minority Interests	61	78
Stockholders' Equity	918	2,299
	$5,918	$8,137

Attachment 3

Centex Corporation and Subsidiaries
Home Building Segment Data (A)
(Dollars in thousands, except per unit data)
(Unaudited)

	Revenues				Closings (Units)				Average Housing Revenue per Unit
	2009	2008	Change		2009	2008	Change		2009	2008	Change

Quarter Ended March 31,
East	$343,596	$680,550	(50%	)	1,260	2,213	(43%	)	$268,898	$276,801	(3%	)
Central	224,959	494,218	(54%	)	1,290	2,634	(51%	)	173,664	179,759	(3%	)
West	222,210	961,070	(77%	)	743	2,218	(67%	)	298,559	360,984	(17%	)
Other homebuilding	314	109,388	(100%	)	—	35	(100%	)	—	450,171	(100%	)
Total Home Building	$791,079	$2,245,226	(65%	)	3,293	7,100	(54%	)	$238,283	$267,953	(11%	)

	Sales (Orders) (Units)				Sales (Orders) Backlog (Units)				Sales (Orders) Backlog
	2009	2008	Change		2009	2008	Change		2009	2008	Change

Quarter Ended March 31,
East	989	2,283	(57%	)	1,750	2,448	(29%	)	$486,773	$718,580	(32%	)
Central	1,303	2,538	(49%	)	1,661	2,955	(44%	)	282,739	531,487	(47%	)
West	551	1,858	(70%	)	767	2,340	(67%	)	229,815	764,396	(70%	)
Other homebuilding	—	14	(100%	)	—	3	(100%	)	—	1,341	(100%	)
Total Home Building	2,843	6,693	(58%	)	4,178	7,746	(46%	)	$999,327	$2,015,804	(50%	)

	Operating Earnings (Loss)				Impairments & Write-offs (B)
	2009	2008			2009	2008

Quarter Ended March 31,
East	$(174,881)	$(198,567)			$94,356	$86,719
Central	(25,316)	(52,453)			10,362	15,224
West	(198,910)	(545,138)			192,414	247,843
Other homebuilding	(8,075)	(54,029)			—	—
Total Home Building	$(407,182)	$(850,187)			297,132	349,786

		Share of Joint Venture Impairments			54,823	12,013
		Total Impairments			$351,955	$361,799

	Lots Owned (Units)				Lots Controlled (Units)
	2009	2008			2009	2008

Quarter Ended March 31,
East	29,455	35,235			3,759	8,551
Central	15,657	20,261			2,957	6,349
West	10,853	13,634			329	3,247
Other homebuilding	1,324	1,092			—	—
Total Home Building	57,289	70,222			7,045	18,147

(A)	Prior periods have been conformed to the current year presentation.
(B)	Impairments and write-offs by segment include land-related impairments and write-offs and goodwill impairments.

Attachment 3 (Continued)
Centex Corporation and Subsidiaries
Home Building Segment Data (A)
(Dollars in thousands, except per unit data)
(Unaudited)

	Revenues				Closings (Units)				Average Housing Revenue per Unit
	2009	2008	Change		2009	2008	Change		2009	2008	Change

Fiscal Year Ended March 31,
East	$1,302,242	$2,536,909	(49%	)	4,621	8,334	(45%	)	$274,676	$290,955	(6%	)
Central	1,080,631	1,917,627	(44%	)	5,930	10,306	(42%	)	180,430	182,855	(1%	)
West	1,235,847	3,268,290	(62%	)	3,847	8,211	(53%	)	318,942	377,012	(15%	)
Other homebuilding	17,810	242,788	(93%	)	36	351	(90%	)	332,833	353,900	(6%	)
Total Home Building	$3,636,530	$7,965,614	(54%	)	14,434	27,202	(47%	)	$247,900	$276,788	(10%	)

	Operating Earnings (Loss)				Impairments & Write-offs (B)				Sales (Orders) (Units)
	2009	2008			2009	2008			2009	2008	Change

Fiscal Year Ended March 31,
East	$(594,122)	$(508,655)			$383,564	$410,932			3,923	7,505	(48%	)
Central	(123,025)	(117,234)			95,768	109,718			4,636	9,586	(52%	)
West	(533,476)	(1,741,273)			480,729	1,298,275			2,274	7,406	(69%	)
Other homebuilding	3,698	(232,414)			7,163	172,165			33	160	(79%	)
Total Home Building	$(1,246,925)	$(2,599,576)			967,224	1,991,090			10,866	24,657	(56%	)

		Share of Joint Venture Impairments			157,055	100,525
		Total Impairments			$1,124,279	$2,091,615

(A)	Prior periods have been conformed to the current year presentation.
(B)	Impairments and write-offs by segment include land-related impairments and write-offs and goodwill impairments.

Attachment 4

Centex Corporation and Subsidiaries
Supplemental Home Building Data
(Dollars in thousands, except per unit data)
(unaudited)

RECONCILIATION OF HOUSING/HOME BUILDING OPERATING EARNINGS

	Quarter Ended March 31,						Fiscal Year Ended March 31,
	2009			2008			2009			2008

HOME BUILDING

Revenues - Housing	$784,666	100.0%		$1,902,464	100.0%		$3,578,182	100.0%		$7,529,191	100.0%
Cost of Sales - Housing	(706,600)	(90.1%	)	(1,752,786)	(92.1%	)	(3,124,648)	(87.3%	)	(6,539,544)	(86.9%	)
Gross Margin - Housing	78,066	9.9%		149,678	7.9%		453,534	12.7%		989,647	13.1%

Selling, General & Administrative (A)	(132,139)	(16.8%	)	(261,430)	(13.7%	)	(560,215)	(15.7%	)	(1,111,641)	(14.8%	)

Housing Operating (Loss) Earnings (B)	(54,073)	(6.9%	)	(111,752)	(5.9%	)	(106,681)	(3.0%	)	(121,994)	(1.6%	)

Revenues - Land Sales & Other	6,413			342,762			58,348			436,423
Cost of Sales - Land Sales & Other	(308,339)			(1,062,093)			(1,013,358)			(2,721,219)
Gross Margin - Land Sales & Other	(301,926)			(719,331)			(955,010)			(2,284,796)

Goodwill Impairment	—			(16,914)			(38,101)			(78,236)

Losses from Unconsolidated Entities and Other (C)	(51,183)			(2,190)			(147,133)			(114,550)

Operating Loss	$(407,182)	(51.5%	)	$(850,187)	(37.9%	)	$(1,246,925)	(34.3%	)	$(2,599,576)	(32.6%	)

Average Neighborhoods	484			622			520			646
% Change	(22.2% )			(10.4% )			(19.5% )			(6.0% )

(A)	Selling, General & Administrative expenses above are those associated with field operations.
(B)	Housing Operating Earnings is defined as housing revenues less housing cost of sales less selling, general & administrative expenses. Housing Operating Margin is defined as housing operating earnings divided by total housing revenues.
(C)	Includes losses from unconsolidated entites of $51,854, $3,569, $159,449 and $128,902, respectively.

IMPAIRMENTS AND WRITE-OFFS
	Quarter Ended		Fiscal Year Ended
	March 31,		March 31,
	2009	2008	2009	2008

Impairment Charges	$288,474	$300,001	$882,553	$1,792,429
Write-offs of Land Deposits and Pre-Acquisition Costs	8,658	32,871	46,570	120,425
Goodwill Impairment	—	16,914	38,101	78,236
Subtotal	297,132	349,786	967,224	1,991,090
Share of Joint Venture Impairments	54,823	12,013	157,055	100,525

Total Impairments and Write-offs	$351,955	$361,799	$1,124,279	$2,091,615